Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in this Registration Statement on Form S-3 of Metropolitan Health Networks, Inc. of our report dated September 7, 2011, with respect to the consolidated financial statements of Continucare Corporation included in the Current Report on Form 8-K/A of Metropolitan Health Networks, Inc. dated October 12, 2011.

/S/ Ernst & Young LLP

Certified Public Accountants

Miami, Florida

March 19, 2012